Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-4 of our report dated May 7, 2009 relating to the financial statements of TAT Technologies Ltd. as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, and to reference to our Firm under the caption “Experts” in the proxy statement/prospectus.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP
VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota

May 7, 2009